Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined balance sheet is presented as of September 30, 2025 and the pro forma condensed combined statement of operations is presented for the nine months ended September 30, 2025 and the year ended December 31, 2024.

The following unaudited pro forma condensed combined financial information of AMC and SPAC, gives effect to the Business Combination, the PIPE Financing, and related transactions. The unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives pro forma effect to the Business Combination as if it was completed on September 30, 2025. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 gives effect to the Business Combination, the PIPE Financing, and related transactions as if they had occurred on January 1, 2025, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 gives effect to the Business Combination, the PIPE Financing, and related transactions as if they had occurred on January 1, 2024, the beginning of the earliest period presented.

This information should be read together with AMC’s and SPAC’s audited financial statements and related notes, “AMC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “SPAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 has been prepared using the following:

●	AMC’s unaudited condensed consolidated balance sheet as of September 30, 2025, as included elsewhere in this Form 8-K

●	SPAC’s unaudited consolidated balance sheet as of September 30, 2025

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024 have been prepared using the following:

●	AMC’s unaudited condensed consolidated statements of operations and comprehensive loss for the nine months ended September 30, 2025, as included elsewhere in this Form 8-K, and

●	SPAC’s unaudited consolidated statements of operations for the nine months ended September 30, 2025

●	AMC’s audited consolidated statements of operations and comprehensive loss for the year ended December 31, 2024, as included elsewhere in this Form 8-K, and

●	SPAC’s audited statements of operations for the year ended December 31, 2024

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments are based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Transactions

On August 16, 2024, SPAC entered into the Business Combination Agreement with AMC and Merger Sub.

As of the Closing Date of the Business Combination, SPAC’s Units separated into their component securities and the SPAC’s Ordinary Shares and Rights converted into shares of Surviving PubCo Common Stock. Each SPAC Right that was outstanding immediately prior to the Merger converted into one-tenth of one share of Surviving PubCo Common Stock. As a result, the SPAC Units, SPAC Ordinary Shares and SPAC Rights no longer trade.

On the Closing Date, Surviving PubCo issued an aggregate of 18,000,000 shares of Surviving PubCo Common Stock to the former shareholders of AMC in exchange for their equity interests in the Company.

The actual redemptions of SPAC Ordinary Shares as of the Closing Date are as follows:

●	an aggregate of 2,174,171 SPAC Ordinary Shares were redeemed in connection with the 2023 Extraordinary General Meeting

●	an aggregate of 3,151,473 SPAC Ordinary Shares were redeemed in connection with the 2024 Extraordinary General Meeting.

●	an aggregate of 848,354 SPAC Ordinary Shares were redeemed in connection with the 2025 Extraordinary General Meeting.

Accounting for the Transactions

The Transactions are accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, SPAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on AMC shareholders expecting to have a majority of the voting power of the combined company, AMC comprising the ongoing operations of the combined entity, AMC comprising a majority of the governing body of the combined company, and AMC’s senior management comprising the senior management of the combined company.

Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of AMC issuing shares for the net assets of SPAC, accompanied by a recapitalization. The net assets of SPAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of AMC.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Transactions, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Transaction.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2025 and in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024 are based on the actual values as of the Closing Date. The differences that may occur between the presented value and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

AMC issued three promissory notes to the SPAC, allowing the SPAC to borrow up to $1,411,000 to fund expenses related to the extension of the Business Combination period. Upon the closing of the Business Combination, all promissory note receivable balances recorded by AMC will be eliminated against the corresponding promissory note payable balances of the SPAC.

The pro forma combined financial information takes into account the actual redemptions of SPAC Ordinary Shares that occurred as of the Closing Date of the Business Combination.

The pro forma shares of the combined common stock issued and outstanding immediately after the Merger are as below:

Actual Redemptions
SPAC’s Public Shareholders (1)	1,416,002
SPAC’s Initial Shareholders (2)	2,323,549
AMC Shareholders	18,000,000
Shares underlying SPAC sponsor’s convertible notes (3)	55,833
Financing Shares (4)	800,000
Total shares outstanding (incl. shares underlying SPAC Right)	22,595,384

(1)	Includes an aggregate of 690,000 Surviving PubCo Common Stock issued upon conversion of the outstanding SPAC Rights upon consummation of the Business Combination and 46,585 Surviving PubCo Common Stock issued upon conversion of SPAC Ordinary shares that were not redeemed by SPAC’s public shareholders
(2)	Includes an aggregate of 43,049 Surviving PubCo Common Stock issued upon conversion of the SPAC Private Rights upon consummation of the Business Combination, and 2,280,500 Surviving PubCo Common Stock issued upon conversion of non-redeemable shares originally issued to the SPAC’s Sponsor and underwriter
(3)	Reflects the issuance of Surviving PubCo Common Stock at the Closing pursuant to SPAC’s Sponsor and its affiliate’s promissory notes. Sponsor and its affiliate agree to convert the unpaid principal balance of the notes into a number of SPAC Ordinary Shares at conversion price of $10.00 per share
(4)	Represents the $8 million Financing in connection with the Business Combination

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

			Actual Redemptions
	(A)	(B)	Pro Forma		Pro Forma Combined
	AlphaVest	AMC	Adjustments		Balance
ASSETS
Current Assets
Cash and cash equivalents	$3,713	$3,015,102	$18,929,689	(a)	$4,022,756
			(1,842,456	)(b)
			(6,681,818	)(c)
			(3,104,165	)(d)
			(10,297,309	)(e)
			4,000,000	(g)
Accounts receivable	-	10,690	-		10,690
Accounts receivable - related party	-	958,971	-		958,971
Inventories, net	-	1,303,389	-		1,303,389
Prepaid expenses	22,175	93,750	-		115,925
Other receivable	-	77,697	(70,000	)(h)	7,705
			8	(f)
Other receivable - related party, net	-	262,091	-		262,091
Prepayment	-	17,164	5,984,550	(c)	6,001,714
Prepayment - related party	-	45,000	-		45,000
Advance to suppliers	-	31,469	-		31,469
Deferred offering cost	-	540,204	(540,204	)(b)	-
Promissory note receivable	-	1,272,419	(1,272,419	)(f)	-
Total Current Assets	25,888	7,627,946	5,105,876		12,759,710

Marketable securities held in trust account	18,929,689	-	(18,929,689	)(a)	-
Prepayment - related party	-	36,844	-		36,844
Right-of-use asset	-	113,901	-		113,901
Total Assets	$18,955,577	$7,778,691	$(13,823,813)		$12,910,455

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable	-	913	-		913
Accrued and other liabilities	903,092	469,962	31,770	(b)	1,083,627
			425,000	(b)
			(746,197	)(d)
Other payable	70,000		(70,000	)(h)	-
Tax payable	-	6,620	-		6,620
Accrued underwriting discount	2,415,000	-	(2,415,000	)(d)	-
Other payable - related party	45,968	8,533	(45,968	)(d)	8,533
Short term bank loan	-	-	-		-
Promissory notes – related party	558,326	-	(558,326	)(f)	-
Promissory notes – third party	1,272,411		(1,272,411	)(f)	-
Warranty liabilities - current portion	-	81,625	-		81,625
Lease liability - current portion	-	56,588	-		56,588
PIPE financing fund received in advance	-	4,000,000	(4,000,000	)(g)	-
Total Current Liabilities	5,264,797	4,624,241	(8,651,132)		1,237,906

Warranty liabilities - noncurrent	-	19,818	-		19,818
Lease liability - noncurrent	-	67,379	-		67,379
Total Liabilities	$5,264,797	$4,711,438	$(8,651,132)		$1,325,103

Commitments and contingencies:
Ordinary shares subject to possible redemption (1,574,356 shares at $12.02 and $11.47 per share as of September 30, 2025 and December 31, 2024, respectively)	18,929,689	-	(18,929,689	)(e)	-

SHAREHOLDER’S EQUITY/(DEFICITS)
Ordinary shares, $0.0001 par value;	228	-	1,800	(i)	2,260
			73	(i)
			6	(f)
			73	(e)
			80	(g)
Ordinary shares, $0.01 par value, 10,000,000 shares authorized, 8,228,571 shares issued and outstanding as of September 30, 2025 and 8,000,000 December 31, 2024	-	82,286	(82,286	)(i)	-
Additional paid-in capital	-	5,062,413	(965,204	)(b)	13,660,537
			8,632,307	(e)
			558,320	(f)
			7,999,920	(g)
			(5,239,137	)(i)
	-	-	(2,468,495	)(i)
			82,286	(i)
			(1,800	)(i)
			(73	)(i)
Accumulated deficits	(5,239,137)	(2,071,448)	(1,842,456	)(b)	(2,071,447)
			(31,770	)(b)
			(697,268	)(c)
			103,000	(d)
			5,239,137	(i)
			2,468,495	(i)
Accumulated other comprehensive loss		(5,998)	-		(5,998)
Total Shareholders’ Equity/(Deficits)	$(5,238,909)	$3,067,253	$13,757,008		$11,585,352

Total Liabilities and Shareholders’ Deficits	$18,955,577	$7,778,691	$(13,823,813)		$12,910,455

A. Derived from the unaudited consolidated balance sheets of SPAC as of September 30, 2025.

B. Derived from the unaudited consolidated balance sheets of AMC as of September 30, 2025.

Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustment to the unaudited condensed combined pro forma balance sheet consists of the following:

a. Represents the transfer of cash and investment held in trust account to cash

b. Reflects the SPAC’s unrecorded transaction expenses of $1,874,226 related to the Business Combination, of which $1,842,456 was paid before and on the Closing Date and $31,770 remained unpaid as of the Closing Date and was therefore added to accrued expenses. In addition, the adjustments include the elimination of AMC’s recorded and unrecorded deferred offering costs of $540,204 and $425,000, respectively.

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP ASC 805. Under this method of accounting, AMC is accounting acquirer, and as a result, qualifying transaction costs incurred by AMC are treated as deferred offering costs and any balance below the net proceeds from this reverse recapitalization will be charged directly to equity. This recording complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs consist of legal and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Business Combination and that will be charged to shareholders’ equity upon the completion of the Proposed Business Combination with any balance below the net proceeds from this Business Combination. Should the Proposed Business Combination prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operation expenses.

Therefore, the transaction costs of $965,204 incurred by AMC are recognized as deferred offering costs. These costs are deducted against additional paid-in capital upon completion of the Business Combination. In contrast, the unrecorded transaction costs of $1,874,226 incurred by SPAC are adjusted to the expenses on the statements of operations and accumulated deficit on the balance sheet, then reclassified from accumulated deficit to additional paid-in capital, as all of SPAC’s accumulated deficit will be reclassified to additional paid-in capital upon completion of the Business Combination.

c. Represents the SPAC’s prepayment to an investment firm (“Harraden”) to purchase shares (“Recycled Shares”) from SPAC’s public shareholders. In accordance with the Forward Purchase Agreement (“FPA”) entered into on September 24, 2025, Harraden will return 90% of the purchased Recycled Shares one year later, either in the form of shares or cash, depending on whether Harraden has sold the Recycled Shares in the market. In October, 2025, Harraden purchased 550,000 Recycled Shares at a price of $12.09 per share. As such, 90% of the total value of the purchased Recycled Shares is recognized as a prepayment totaling $5,984,550.

The remaining 10% of the Recycled Shares represent Committed Shares and will be retained by Harraden as compensation. Of the total $6,681,818 cash payment, $4,817 relates to legal fees and $27,500 relates to commission expenses, both of which were reimbursed by the SPAC to Harraden. The value of the Committed Shares, together with these reimbursed transaction costs, is recognized as financing expenses totaling $697,268, which first adjusted to accumulated deficits and reclassed to additional paid-in capital.

d. Reflects payments for the SPAC’s payables and accrued expenses before and on the Closing Date. As a result of negotiations prior to the Closing, the accrued underwriting expense was reduced by $100,000 and accrued liabilities were reduced by $3,000. Accordingly, the SPAC’s accumulated deficit was reduced by $103,000.

e. Represents the actual redemptions of 848,354 SPAC Ordinary Shares for cash by SPAC shareholders. The adjustment reduced investments held in the trust account by $10,297,309. The remaining 726,002 SPAC Ordinary Shares that were not redeemed were converted into Surviving PubCo Common Stock on the Closing Date, with an aggregate value of $8,632,380.

f. Reflects the issuance of Surviving PubCo Common Stock at the Closing to settle the promissory notes held by SPAC’s Sponsor and its affiliate. The SPAC has issued two unsecured promissory notes to related parties, each of which includes a conversion feature allowing the unpaid principal balance to be converted into SPAC Ordinary Shares at a conversion price of $10.00 per share (“Conversion Price”). These two promissory notes are both payable promptly following the consummation of the Business Combination. The Sponsor and its affiliate have agreed to convert the unpaid principal balances of their respective notes into SPAC Ordinary Shares at the Conversion Price. Accordingly, the unpaid balances of all the promissory notes held by the Sponsor and its affiliate are converted into 55,833 Surviving PubCo Common Stock.

The SPAC also issued three unsecured promissory notes to AMC totaling $1,272,419, which is eliminated in the pro forma condensed combined balance sheet as intercompany transactions.

g. Reflects the issuance of 800,000 Surviving PubCo Common Stock and 2,240,000 warrant shares to nine investors, pursuant to the amended private investment in public equity (“PIPE”) financing agreements, for total consideration of $8 million upon the closing of the Business Combination. Of the $8 million proceeds, $4 million had been received in advance by AMC and recorded as a liability in “PIPE financing funds received in advance,” which was eliminated on the Closing Date upon the issuance of the subscribed Surviving PubCo Common Stock.

h. Represents the settlement of the $70,000 fairness opinion fee that AMC paid on behalf of SPAC. Since AMC recorded other receivable and SPAC recorded other payable for the amount of $70,000, this balance was eliminated upon completion of the Business Combination.

i. Reflects the recapitalization of AMC through the issuance of Surviving PubCo Common Stock, including shares issued upon the conversion of SPAC Rights and shares issued to AMC for the Merger Consideration. The recapitalization also includes the elimination of SPAC’s historical accumulated deficit and AMC’s common stock. The recapitalization results in adjustments to additional paid-in capital and common stock.

Specifically, the recapitalization includes:

●	Elimination of SPAC’s historical accumulated deficit of $5,239,137
●	Elimination of adjustments to accumulated deficit for SPAC’s unrecorded transaction costs of $1,874,226, FPA financing expense of $697,268, and the reversal of accrued expenses of $103,000, which in total amounted to $2,468,495.
●	Elimination of AMC common stock valued at $82,286 with a par value of $0.01
●	Conversion of 18,000,000 Surviving PubCo Common Stock issued for the Merger Consideration of $180,000,000, par value of $0.0001 per share
●	Issuance of 690,000 and 43,049 SPAC Shares to SPAC’s public shareholders and initial shareholders (SPAC’s sponsor and underwriter), respectively, upon the conversion of their SPAC Rights on the Closing Date

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

			Actual Redemptions
	(A)	(B)	Pro Forma		Pro Forma Combined
	AlphaVest	AMC	Adjustments		Balance
Revenues	$-	$4,687,830	$-		$4,687,830
Cost of revenues	-	(2,879,816)	-		(2,879,816)
Gross profit	-	1,808,014	-		1,808,014

OPERATING EXPENSES
General and administrative expenses	3,163,276	1,931,788	-		5,095,064
Sales and marketing expenses	-	651,841	-		651,841
Research and development expenses	-	23,832	-		23,832
Total operating expenses	3,163,276	2,607,461	-		5,770,737

INCOME/(LOSS) FROM OPERATIONS	(3,163,276)	(799,447)	-		(3,962,723)

OTHER INCOME (EXPENSES)
Other income - related party	-	1,217,586	-		1,217,586
Other income/(expense), net	-	13,552	-		13,552
Interest income	543,990	501	(543,990	)(c)	501
Interest expense	-	(24,551)	-		(24,551)
Total other income	543,990	1,207,088	(543,990)		1,207,088
INCOME/(LOSS) BEFORE INCOME TAX	(2,619,286)	407,641	(543,990)		(2,755,635)
Income tax	-	(8,501)	-		(8,501)
NET INCOME /(LOSS)	(2,619,286)	399,140	(543,990)		(2,764,136)
Other comprehensive loss	-	(272)	-		(272.00)
TOTAL COMPREHENSIVE INCOME/(LOSS)	$(2,619,286)	$398,868	$(543,990)		$(2,764,408)
Weighted average common stock outstanding, common stock subject to possible redemption	1,574,356
Basic and diluted net income per share, common stock subject to redemption	$0.33
Weighted average common stock outstanding, common stock, non-redeemable	2,280,500
Basic and diluted net loss per share, common stock, non-redeemable	$(0.92)

Basic and diluted weighted average common stock outstanding		8,082,051
Basic and diluted net loss per share, common stock		$0.05

Basic and diluted pro forma weighted average shares outstanding			18,740,528	(d)	22,595,384
Basic and diluted pro forma net loss per share					$(0.12)

A. Derived from SPAC’s unaudited consolidated statements of operations for the nine months ended September 30, 2025.

B. Derived from AMC’s unaudited condensed consolidated statements of operations for the nine months ended September 30, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

			Actual Redemptions
	(A)	(B)	Pro Forma		Pro Forma Combined
	AlphaVest	AMC	Adjustments		Balance
Revenues	$-	$10,200,957	$-		$10,200,957
Cost of revenues	-	(9,544,977)	-		(9,544,977)
Gross profit	-	655,980	-		655,980

OPERATING EXPENSES
General and administrative expenses	870,821	2,190,635	1,874,226	(a)	5,632,950
			697,268	(b)
Reversal for credit losses	-	(1,262,146)	-		(1,262,146)
Sales and marketing expenses	-	2,026,051	-		2,026,051
Research and development expenses	-	255,414	-		255,414
Total operating expenses	870,821	3,209,954	2,571,494		6,652,269

INCOME/(LOSS) FROM OPERATIONS	(870,821)	(2,553,974)	(2,571,494)		(5,996,289)

OTHER INCOME (EXPENSES)
Other income - related party	-	1,779,528	-		1,779,528
Other income/(expense), net	-	31,577	-		31,577
Interest income	2,674,096	675	(2,674,089	)(c)	682
Interest expense - related party	-	(18,999)	-		(18,999)
Interest expense	-	(7,943)	-		(7,943)
Unrealized loss on investments held in trust account	(92,316)	-	92,316	(c)	-
Total other income	2,581,780	1,784,838	(2,581,773)		1,784,845
INCOME/(LOSS) BEFORE INCOME TAX	1,710,959	(769,136)	(5,153,267)		(4,211,444)
Income tax	-	(7,824)	-		(7,824)
NET INCOME /(LOSS)	1,710,959	(776,960)	(5,153,267)		(4,219,268)
Other comprehensive loss	-	273	-		273
TOTAL COMPREHENSIVE INCOME/(LOSS)	$1,710,959	$(776,687)	$(5,153,267)		$(4,218,995)
Weighted average common stock outstanding, common stock subject to possible redemption	4,622,502
Basic and diluted net income per share, common stock subject to redemption	$0.47
Weighted average common stock outstanding, common stock, non-redeemable	2,280,500
Basic and diluted net loss per share, common stock, non-redeemable	$(0.21)

Basic and diluted weighted average common stock outstanding		8,000,000
Basic and diluted net loss per share, common stock		$(0.10)

Basic and diluted pro forma weighted average shares outstanding			15,692,382	(d)	22,595,384
Basic and diluted pro forma net loss per share					$(0.19)

A. Derived from SPAC’s audited consolidated statements of operations for the year ended December 31, 2024.

B. Derived from AMC’s audited consolidated statements of operations for the year ended December 31, 2024.

Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The notes and pro forma adjustments to the unaudited pro forma condensed combined statements of operations consist of the following:

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

a. Represents unrecorded transaction expenses of $1,874,226 upon the consummation of the Business Combination.

b. Represents unrecorded financing expenses of $697,268 related to the Forward Purchase Agreement, under which SPAC prepaid Harraden to purchase shares (“Recycled Shares”) from SPAC’s public shareholders and to return 90% of the Recycled Shares to the Surviving PubCo one year later either in the form of shares or cash.

c. Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account, net of unrealized losses on investments held in the Trust Account.

d. The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the initial public offering occurred as of the earliest period presented — January 1, 2025 for the nine months ended September 30, 2025, and January 1, 2024 for the year ended December 31, 2024. In addition, as the Transactions are being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Transactions for the entire period and include 800,000 shares issued for the $8 million Financing in connection with the Business Combination.

Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025 for the nine months ended September 30, 2025, and since January 1, 2024 for the year ended December 31, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes the shares issuable in connection with the Business Combination have been outstanding for the entire periods presented.

The following unaudited pro forma condensed combined financial information for the nine months ended September 30, 2025 and the year ended December 31, 2024 has been prepared to reflect the actual redemptions by SPAC public shareholders at the time of the Business Combination.

Actual Redemptions
For the nine months ended September 30, 2025
Pro forma net loss	$(2,764,136)
Pro forma basic and diluted net loss per share	$(0.12)

For the year ended December 31, 2024
Pro forma net loss	$(4,219,268)
Pro forma basic and diluted net loss per share (1)	$(0.19)

Number of ordinary shares
SPAC's Public Shareholders	1,416,002
SPAC's Initial Shareholders	2,323,549
AMC Shareholders	18,000,000
Shares underlying sponsor's convertible notes	55,833
Financing Shares	800,000
Pro forma weighted-average shares outstanding—basic and diluted	22,595,384

(1)	The total shares outstanding used to calculate the pro forma basic and diluted net loss per share for the year ended December 31, 2024 have been updated from the amount previously disclosed in the proxy statement/prospectus to include 800,000 shares issued for the $8 million Financing in connection with the Business Combination.